                         WEDGE CAPITAL MANAGEMENT L.L.P.
                        PERSONAL SECURITY TRADING POLICY
              EFFECTIVE OCTOBER 1, 2002 (REVISED NOVEMBER 27, 2007)

I.   Introduction

          This policy is part of our Code of Ethics and is designed to uphold our fiduciary duty to our clients. In conducting business and carrying out the provisions of this policy, WEDGE personnel shall:

               1.   Place the interests of our clients first at all times;

               2. Conduct personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

               3.   Not take inappropriate advantage of their positions;

               4. Maintain confidentiality of information concerning WEDGE trading activity, except when disclosure is required on a professional basis; and

               5.   Comply with all applicable Federal securities laws.

II.  General Provisions

          All partners and employees must abide by the following general provisions:

               1. Acknowledge receipt of the Code of Ethics, and all amendments thereof, in writing;

               2. Report any violations of the Code of Ethics promptly to the Chief Compliance Officer (CCO) or other member of the Compliance Group;

               3. All personnel are discouraged from short-term trading (generally defined as 30 days or less); and

               4. No employee or partner or spouse of either is permitted to be a director of a public company without prior Management Committee approval.

          Doubtful situations should be resolved in favor of WEDGE's clients. Technical compliance with the Policy's procedures will not automatically insulate from scrutiny certain securities transactions that indicate an abuse of fiduciary responsibility.

III. Individuals Covered by the Policy

          All WEDGE partners and employees are considered access persons and are required to abide by the requirements of this policy.

IV.  Definitions

     A. Access Persons - All supervised persons (i.)who have access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or (ii.)who are involved in making securities recommendations to clients or have access to such recommendations that are nonpublic.

     B. Beneficial Interest* - The opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit or share in any profit derived from a transaction in the subject securities.

          A partner or employee is presumed to have a beneficial interest in the following:

               -    Securities owned individually or jointly;


Personal Security Trading Policy                                               1

               - Securities owned by Immediate Family members (as defined below) who reside in the partner's or employee's household; and

               - Securities in which Immediate Family members, who reside in the partner's or employee's household, exercise Investment Control (defined below).

     C. Direct Obligations of the Government of the United States - Securities backed by the full faith and credit of the Unites States Government. These include direct obligations of the federal government (e.g. Treasuries) and securities issued by agencies of the U.S. government (e.g. GNMA's).

     D. High Quality Short-Term Debt - Any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

     E. Immediate Family - Immediate Family includes: spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, and in-laws. Immediate Family also includes adoptive relationships and other relationships (whether or not recognized by law) that the Compliance Group determines could lead to possible conflicts of interest or appearances of impropriety such as a fiancee.

     F. Investment Control* - Persons are deemed to have Investment Control in brokerage accounts in which he or she has authority to place a trade or is an investment decision-maker for the account. It is assumed that you have Investment Control over all accounts registered jointly with your spouse.

* Any uncertainty as to whether a person has Investment Control or Beneficial Interest should be brought to the attention of the Compliance Group.

V.   Reporting Requirements

     These reporting requirements apply to all investment accounts and any holdings therein which a partner or employee has Investment Control or Beneficial Interest except those specifically exempted by Rule 204A-1 of the Investment Advisers Act of 1940 (the "Act"). These exemptions include:

          1.   Direct obligations of the Government of the United States;

          2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          3.   Shares issued by money market funds.

     Any questions regarding reportable securities should be directed to the Compliance Group.

     A.   Initial Holdings Report

          All new employees must provide a list of all reportable securities held as of the date employment commences or as of a date no more than 45 days prior to joining WEDGE. This list must be furnished within 10 days of starting employment and be reported on the "Annual Personal Security Ownership Form" (APSOF - Exhibit 6).


Personal Security Trading Policy                                               2

     B.   Annual Holdings Report

          All partners and employees must submit a list of all reportable securities held as of each December 31 that includes (i.) the title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security; (ii.) the name of any broker, dealer, or bank in which the account is maintained; and (iii.) the date the report is submitted. This report must be presented to a member of the Compliance Group by January 30th each year and may be reported on the "Annual Personal Security Ownership Form" (APSOF - Exhibit 6) or directly from the custodian.

     C.   Duplicate Confirmations and Statements

          In order to properly audit transactions and to comply with reporting requirements of the Act, partners and employees must arrange for the direct mailing of all confirmations and statements to the following address:

               WEDGE Capital Management L.L.P.
               STCC FILE - FBO (insert name)
               301 S. College Street, Suite 2920
               Charlotte, North Carolina 28202-6002

          A form letter, which can be used for this purpose, is located at
          Exhibit 2. In the event confirmations and statements cannot be sent directly to WEDGE, the Compliance Group will approve an alternate procedure. The form "Request Alternative Confirmation Procedure,"
          Exhibit 5, should be completed and approved by a member of the Compliance Group for all accounts (not previously exempted from the policy) for which statements and or confirmations cannot be sent to WEDGE.

     D.   New Accounts

          Partners and employees must disclose to WEDGE when a new account has been opened in which he or she has Investment Control or Beneficial Interest. The "New Account Report" at Exhibit 4 should be filled out and given to a member of the Compliance Group. Additionally, duplicate confirmations and statements must be sent to WEDGE. A form letter, which can be used for this purpose, is located at Exhibit 2. The "New Account Report" and a copy of the letter (or equivalent document) requesting duplicate statements and confirmations should be completed and given to a member of the Compliance Group within 30 days of opening a new account.

     E.   Quarterly Attestation

          On a quarterly basis, all partners and employees are required to affirm that WEDGE has received confirmation of all trading activity or that no trading activity occurred during the quarter. In addition, partners and employees will be required to report any accounts that were opened or closed during the quarter to assist with periodic reviews. Partners and employees will also need to state whether or not any personal trades occurred during the quarter with mutual funds managed by WEDGE. (The Quarterly Attestation will list all mutual funds currently sub-advised by WEDGE.) A sample attestation request is located at Exhibit 3. Responses are due no later than the 30th day of the month following the end of each quarter.


Personal Security Trading Policy                                               3

VI.  Pre-clearance of Personal Securities Transactions

     A.   Required Authorizations

          All partners and employees are required to receive authorization from a member of the Compliance Group before trading common stocks, options on common stocks, taxable bonds, convertible preferred stocks, and private placements in accounts in which the partner or employee has sole or shared Investment Control.

     B.   Pre-clearance Exemptions

          The following types of security transactions are exempt from pre-clearance:

               1. Securities obtained through an automatic dividend reinvestment plan;

               2. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class;

               3. Securities obtained through a merger, spin-off, split or corporate action; and

               4.   Transactions in securities not listed in VI. A.

     C.   Pre-clearance Process

          Please see the flowchart at Exhibit 1, which outlines the pre-clearance process.

          1. The person wishing to place a trade should first determine whether or not the trade requires pre-clearance by reviewing the list of included transactions in Section VI.A. above. If required, the person must fill out a Personal Trade Form (PTF), which is located at Exhibit 7. Approval should be sought from a member of the Compliance Group. In no event will anyone be allowed to sign his or her own approval form. If the trade is approved, it should be executed on the proposed trade date as designated on the PTF, with limited exception (see #3 below). One copy of the PTF will be given to the originator, and one retained by WEDGE.

          2. For every trade not approved, the PTF will be returned to the originator with an explanation of why the trade wasn't allowed. If the originator thinks the trade should be allowed, the person may complete a new PTF and must have two authorized individuals approve the form after indicating to them why the PTF wasn't approved originally.

          3. Good-till-canceled (GTC) orders may not be approved if they could cause a potential conflict. For example, an order by an employee to purchase an issue on a WEDGE Buy List should be executed promptly, as opposed to using a GTC limit type order, which may take days or weeks to be filled and potentially conflict with a transaction for a WEDGE customer. Generally, GTC orders will be limited to the approval day and the following two days.

          4. An analyst's absence from the office will not preclude a personal trade from being approved.

VII. Blackout Periods

     This section describes restrictions on the timing of personal trades in accounts in which a partner or employee has Investment Control or Beneficial Interest. These restrictions do


Personal Security Trading Policy                                               4
     not apply to rebalance transactions in which fewer than half of WEDGE's designated accounts are involved.

          1.   Trades Subject to One-Day Blackout Period

               Partners and employees are not allowed to conduct trades of personal securities on the same day that WEDGE trades the same securities for our clients.

          2.   Trades Subject to Five-Day Blackout Period

               a. Partners and employees are not allowed to buy a security that WEDGE anticipates buying for its clients within the next 5 business days.

               b. Partners and employees must also refrain from purchasing a security that WEDGE has sold for our clients within the last 5 business days.

          3.   Trades Subject to Indefinite Blackout Period

               In general, personal sales of securities that are also held in client accounts are discouraged. A personal sale of a security held in client accounts may occur if the following three conditions are met:

                    1. There are no client buy or sell orders pending for the security in question.

                    2. Along with the PTF, a letter is submitted explaining the reason for the sale.

                    3. The sale is approved by 3 "uninvolved" authorized individuals.

          4.   Blackout Exceptions

               a.   QVM Portfolio stocks

                    Stocks, and related convertibles and options, held in WEDGE clients' QVM accounts may be bought or sold on any day except the day QVM trades of the security in question are being executed or are pending execution as a result of a model rebalance.

               b.   Initial Public Offerings

                    Purchases of any shares in an IPO are prohibited if the security is an equity or a security convertible into an equity.

               c.   New Employees

                    New employees may be exempted from the Indefinite Blackout Period of personal sales of securities held in client accounts (as described in item VII. 3 above) if requested during the first 10 days of hire. Requests must be submitted to the CCO via the Personal Trade Form (PTF), Exhibit 7, prior to commencing the trade.

               d.   Gifts of Securities

                    Gifts of securities will generally be treated according to the same procedures as for a sale of the particular security. Like a sale, gifts of securities not held in WEDGE accounts may be made at anytime other than the final day of selling for WEDGE clients. However, unlike a sale, even if the security is held in WEDGE clients' accounts, it may be gifted to a nonprofit organization


Personal Security Trading Policy                                               5

                    (charitable, educational, religious, etc.) provided that the employee or partner making the gift gains no direct or indirect Beneficial Interest. Approval will be granted only if there are no orders on the trading desk and no orders are anticipated for that particular security. The organization to which the gift is being made should be clearly identified on the PTF form. A confirmation is not required to be matched with the PTF form.

VIII. Options Trading Guidelines

          1. Under no circumstances may an employee or partner initiate an option transaction on a stock held in WEDGE Large, Mid, Small or Micro Cap portfolios.

          2. If an analyst who recommends purchase of a stock in a WEDGE Large, Mid, Small or Micro Cap portfolio has an option position on the stock he/she is planning to recommend, the option position must be liquidated prior to the first purchase of the related stock for WEDGE clients.

          3. If an employee or partner, other than the analyst recommending purchase of a stock for WEDGE clients, has an option position relating to a stock recommended for purchase in Large, Mid, Small or Micro Cap portfolios, the employee or partner is frozen in that option position until five business days after the stock purchase is completed for all relevant WEDGE clients. After the blackout period, the option position may be liquidated, exercised or allowed to expire, but may not be rolled to a new strike price or date. If the option expiration date occurs during the blackout period, the employee or partner may, on the last trading day before the expiration date, either exercise the option, let the option expire, or roll the option position to the next expiration date (at the same strike price, if available, or the closest strike price then available).

          4. If an employee or partner has a "written" position exercised during a blackout period, this exercise is out of the employee's or partner's control, so there will be no approval required. However, the stock transaction in any option exercise needs to be documented on a PTF (Exhibit 7). In this case approval will normally be granted after the exercise. A PTF does not need to be filled out for the option when an option expires unexercised or is exercised.

IV.  Review Procedures

     During these review procedures, the Compliance Group will preserve the confidentiality of all partners and employees. All transactions and holdings reports will be maintained in confidence, except when necessary to comply with requests for information from government agencies.

     A.   Personal Trading Confirmation Review

          On a regular basis, the Compliance Group will review all duplicate confirmations received to ensure there is a PTF (Exhibit 7) for every confirmation which requires pre-clearance, and then staple the two corresponding forms together to be filed for retention. All other confirmations must be initialed by a member of the Compliance Group if no PTF was required. Persons requesting or approving the trade authorization may not perform the audit of the confirmation.


Personal Security Trading Policy                                               6

     B.   Quarterly Attestation Review

          On a quarterly basis, all employees and partners will receive a "Quarterly Attestation." The Compliance Group will collect the attestations to ensure all employees and partners have completed them in a timely manner; and will review the attestations received for policy compliance and report any policy violations to the Management Committee in a Quarterly Review Memo.

     C.   Annual Personal Security Ownership Form (APSOF) Review

          On an annual basis, the Compliance Group will review APSOFs to ensure that WEDGE has received an APSOF from each employee and partner in a timely manner. Also, the APSOFs will be reviewed for any potential conflict of interest in a security.

     D.   Violations

          Any technical violations with an inconsequential impact on WEDGE clients will be explained to the individual at fault with the goal of achieving strict adherence to our policy. Any matters of a more severe nature must be brought before the CCO, and potentially the Management Committee, as soon as practical, after which sanctions will be issued based upon the severity of the violation. Note that disgorgement of profits or termination of employment may be a recommended punishment if the violation is severe, or there is flagrant misuse of personal trades.

     E.   Internal Audit & Supervision

          On an annual basis, this policy will be reviewed by a compliance officer to determine if any revisions are necessary. Also, periodic reviews will be conducted to ensure policy compliance. All actions taken and summaries of periodic reviews will be communicated to the firm's Management Committee.

     F.   Record Retention

          All documents obtained in conjunction with this policy will be maintained for a minimum of six years.


Personal Security Trading Policy                                               7

                         WEDGE CAPITAL MANAGEMENT L.L.P.
                        PERSONAL SECURITY TRADING POLICY
             EFFECTIVE OCTOBER 1, 2002 (REVISED NOVEMBER 27, 2007)

                                REPORTING SUMMARY

The purpose of this summary is to provide partners and employees with a quick reference guide to comply with the pre-clearance and reporting requirements of the Personal Security Trading Policy. This summary is intended for use in conjunction with the entire policy.

REQUIRED REPORTING              RESPONSIBILITIES               TIMEFRAME                         RELEVANT SECURITIES
------------------         --------------------------  -------------------------  ------------------------------------------------
Personal Trade Form (PTF)  -    Complete the PTF and   -    Prior to placing an   -   Common Stocks
                                obtain approval             order.
                                before placing an                                 -   Options on Common Stocks
                                order to trade a       -    Certain Blackout
                                marketable security         Periods apply. (See   -   Convertible Preferred Stocks
                                in an account in            section VII).
                                which you have                                    -   Taxable Bonds
                                Investment Control.
                                                                                  -   Private Placements

Duplicate Statements and   -    Must be sent directly  -    Confirmations should  All investment accounts and any holdings therein
Confirmations                   to WEDGE from broker,       be sent after each    which a partner or employee has Investment
                                dealer or bank for          trade.                Control or Beneficial Interest except:
                                all trades in
                                accounts with          -    Statements should be  -   Direct obligations of the Government of the
                                Investment Control          sent monthly or           United States;
                                and or Beneficial           quarterly depending
                                Interest.                   on broker.            -   Bankers' acceptances, bank certificates of
                                                                                      deposit, commercial paper and high quality
                                                       -    Confirmations and         short-term debt instruments, including
                                                            statements must be        repurchase agreements; and
                                                            received no later
                                                            than 30 days          -   Shares issued by money market funds.
                                                            following the end of
                                                            each quarter.

Quarterly Attestation      -    Confirm that WEDGE     -    Due no later than     All investment accounts and any holdings therein
                                received all confirms       the 30Th day of the   which a partner or employee has Investment
                                in accounts with            month after the end   Control or Beneficial Interest except:
                                Investment Control          of each calendar
                                and or Beneficial           quarter.              -   Direct obligations of the Government of the
                                Interest or that                                      United States;
                                there have been no
                                trades during the                                 -   Bankers' acceptances, bank certificates of
                                quarter.                                              deposit, commercial paper and high quality
                                                                                      short-term debt instruments, including
                                                                                      repurchase agreements; and

                                                                                  -   Shares issued by money market funds.

Annual Personal Security   -    Provide a listing of   -    Due by January 30Th   All investment accounts and any holdings therein
Ownership Form (APSOF)          securities in each          each year.            which a partner or employee has Investment
                                investment account in                             Control or Beneficial Interest except:
                                which you have         -    Within 10 days of
                                Investment Control          employment.           -   Direct obligations of the Government of the
                                and or Beneficial                                     United States;
                                Interest.
                                                                                  -   Bankers' acceptances, bank certificates of
                                                                                      deposit, commercial paper and high quality
                                                                                      short-term debt instruments, including
                                                                                      repurchase agreements; and

                                                                                  -   Shares issued by money market funds.


Personal Security Trading Policy                                               8

PRE-CLEARANCE PROCESS FLOWCHART                                        Exhibit 1

                                  (FLOW CHART)

*** A security is considered traded by WEDGE when more than half of the eligible accounts within the applicable WEDGE product (SCP, MCP, LCP, etc.) are participating or will participate (anticipated buys and pending trades on the trading desk) in the transaction. The Blackout period will extend until one (1) day after the final transaction occurs for those accounts included in the initial block of trades.


Personal Security Trading Policy                                               9

                                                                       Exhibit 2

             FORM OF LETTER TO BROKER, DEALER, BANK, OR MUTUAL FUND

(Date)

Name
Address

Subject: ________________________________ Account # _________________________

Dear ____________________:

My employer, WEDGE Capital Management L.L.P., is an investment adviser registered with the Securities and Exchange Commission (SEC) under the Investment Advisors Act of 1940. Pursuant to my employer's Code of Ethics, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

          WEDGE Capital Management L.L.P
          STCC File - FBO: (insert name)
          301 South College St., Suite 2920
          Charlotte, NC 28202-6002

Thank you for your cooperation. If you have any questions, please contact me or a member of WEDGE Capital Management's Compliance Group at 704-334-6475.

Sincerely,


Personal Security Trading Policy                                              10

QUARTERLY ATTESTATION                                                  Exhibit 3

(LOGO)

WEDGE CAPITAL MANAGEMENT L.L.P. - PERSONAL TRADING ATTESTATION

As part of our quarterly personal trading review, WEDGE must receive certain attestations from you regarding any trading activity and/or account changes that took place during the quarter ended_____________. Applicable accounts include all investment accounts held at a broker, dealer, bank or mutual fund in which you have Investment Control and/or a Beneficial Interest (as defined by the WEDGE Personal Security Trading Policy). To facilitate this process, please select one response to each of the following three questions. Your response must be received by ___________.

1. PLEASE SELECT ONE OF THE FOLLOWING OPTIONS REGARDING ANY TRADING ACTIVITY THAT OCCURRED DURING THE QUARTER. THIS INCLUDES ETF'S, MUTUAL FUNDS, UIT'S, MUNICIPAL BONDS, AND OTHER TRADING ACTIVITY IN ADDITION TO THOSE SECURITIES WHICH REQUIRE PRE-CLEARANCE (COMMON STOCKS, OPTIONS ON COMMON STOCKS, CONVERTIBLE PREFERRED STOCKS, TAXABLE BONDS, AND PRIVATE PLACEMENTS):

(NOTE: IF YOU HAVE AN ACCOUNT THAT IS NOT SETUP FOR DUPLICATE STATEMENTS AND CONFIRMATIONS TO BE SENT TO WEDGE, PLEASE PROVIDE THIS DOCUMENTATION FOR THE QUARTER TO A MEMBER OF THE COMPLIANCE GROUP.)

Duplicate trade confirmations or transaction reports have been sent to WEDGE.

Duplicate trade confirmations or transaction reports have NOT been sent to WEDGE.

No trading activity occurred during the quarter.

2. PLEASE SELECT ONE OF THE FOLLOWING OPTIONS REGARDING NEW/CLOSED ACCOUNTS:

No accounts have been opened or closed during the quarter.

An account was opened/closed during the quarter for which I have Investment Control and/or a Beneficial Interest and a member of the Compliance Group has already been notified.

An account was opened/closed during the quarter for which I have Investment Control and/or Beneficial Interest and a member of the Compliance Group has not already been notified.

3. PLEASE SELECT ONE OF THE FOLLOWING OPTIONS REGARDING TRADING IN MUTUAL FUNDS THAT WEDGE SUB-ADVISED (INCLUDING AMERICAN FIDELITY DUAL STRATEGY FUND, ADVANCED SERIES TRUST (PRUDENTIAL), RIVERSOURCE VP SELECT VALUE FUND, RIVERSOURCE SELECT VALUE FUND, UBS ALPHA CHOICE, VANTAGEPOINT (ICMA) SELECT VALUE FUND) DURING THE
QUARTER:

I have NOT traded in any mutual funds sub-advised by WEDGE.

I have traded in mutual funds sub-advised by WEDGE as specified below.

Name of mutual fund traded if sub-advised by WEDGE:


Personal Security Trading Policy                                              11

                                                                       Exhibit 4

                              NEW ACCOUNT(S) REPORT

The following account(s) were recently opened in which I have Investment Control or Beneficial Interest:

                                                             Do you have
 Date    Name of Broker, Dealer,                   Account    Investment
Opened    Bank, or Mutual Fund     Account Title    Number     Control?
------   -----------------------   -------------   -------   -----------


For each account listed, I have requested duplicate statements and confirmations be sent to WEDGE.

                                        ----------------------------------------
                                                   Name (Please print)


                                        ----------------------------------------
                                                        Signature

                                        ----------------------------------------
                                                          Date


Personal Security Trading Policy                                              12

                                                                       Exhibit 5

                   REQUEST ALTERNATIVE CONFIRMATION PROCEDURE

I have read WEDGE Capital Management's Personal Security Trading Policy and understand that the purpose of the Policy is to avoid any actual or potential conflict of interest or any abuse of my position as a representative of WEDGE in the execution of personal securities transactions and to place the interests of our clients first at all times. I also understand the pre-clearance and reporting requirements required by the Policy. However, I request an alternative confirmation procedure be accepted for the following account(s):

             Account Name (list
          relationship to account                              Individual w/ Investment
Account     owner if other than     Name of Broker, Dealer,   Control (list relationship
 Number          yourself)            Bank, or Mutual Fund      if other than yourself)
-------   -----------------------   -----------------------   --------------------------


I certify that with respect to each of the accounts listed above (initial appropriate boxes):

[ ] I mailed a request for statements and confirmations to be sent directly to WEDGE and received a reply that this request cannot be fulfilled.

[ ] In conjunction with my Quarterly Attestation, I will provide WEDGE with a copy of all trade confirmations or transaction reports representing trades that occurred during the quarter and a copy of all quarterly or monthly statements.

[ ] Upon request, I will provide WEDGE with any additional information WEDGE may require.

Additional information pertinent to the request for alternate confirmation procedures (attach additional page if necessary):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
____________________________________

       For Compliance Use Only
                                        ----------------------------------------
Alternative Confirmation Procedure:                     Signature

                          Approved      ----------------------------------------
                          Disapproved                  Print Name

-------------------------               ----------------------------------------
Compliance Representative                                 Date


Personal Security Trading Policy                                              13

                                                                       Exhibit 6

                         WEDGE Capital Management L.L.P.

                            Personal Security Trading

                     ANNUAL PERSONAL SECURITY OWNERSHIP FORM

   (Including all 401(k), Individual Retirement Accounts (IRA), and all other investment accounts)

                           As of _______________(date)

1.   I hereby acknowledge receipt of WEDGE's Personal Security Trading Policy.

2. I have read and understand the Policy and recognize that I am subject thereto in my capacity at WEDGE.

3. I hereby certify that I have no knowledge of the existence of any personal conflict of interest which may involve Firm clients, such as any economic relationship between my transactions and securities held or to be acquired by Firm clients.

4. To the best of my knowledge, I have directed all confirms and statements from all security trades executed in those accounts in which I have Investment Control and/or Beneficial Interest, to be sent to WEDGE. I understand that the term Beneficial Interest includes, but is not limited to, all accounts in which members of my household have a direct interest or exercise Investment Control.

5. I hereby certify that the following list of securities includes all investment accounts and any holdings therein which I have Investment Control or Beneficial Interest as of the date noted above.

6. I understand that the only securities exempted from these reporting requirements include direct obligations of the government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by money market funds.


Personal Security Trading Policy                                              14

                                                                         HAS THERE
                                                                           BEEN
                                                                        ACTIVITY IN                                       NUMBER OF
                                                         DO YOU HAVE    THIS ACCOUNT                             TICKER   SHARES OR
 BROKER, DEALER, BANK   NAME ON ACCOUNT &    ACCOUNT     INVESTMENT    IN THE PRIOR    TYPE OF     TITLE OF    SYMBOL OR  PRINCIPAL
    OR MUTUAL FUND       RELATION TO YOU      NUMBER   CONTROL (Y/N)?   YEAR (Y/N)?    SECURITY     SECURITY     CUSIP      AMOUNT
----------------------  ------------------  ---------  --------------  ------------  -----------  -----------  ---------  ---------
Example: Merrill Lynch  Katie Cihal - Self  111222333         Y              Y       Stock        Exxon Mobil     XOM         1,000
                                                                                                  Corp.

Example: Merrill Lynch  Colleen Cihal -     444555666         N              N       Mutual Fund  Dodge &        DODGX        2,000
                        Mother                                                                    Cox

Example: Merrill Lynch  Colleen Cihal -     444555666         N              N       Tax-Exempt   Mecklenburg  123456AB7   $100,000
                        Mother                                                       Municipal    Co.
                                                                                     Bond



Date             Signature                            Print Name
     ----------            -------------------------             ---------------


Personal Security Trading Policy                                              15

                                                                       Exhibit 7

                          PERSONAL TRADE APPROVAL FORM

                                                   Date
                                                         _______________________

Name:                                              Please Check Appropriate Box:
-----                                              -----------------------------
Account(s):                                                   BUY  [ ]
Security Description:                                         SELL [ ]
Quantity:                                                     GIFT [ ]

                                                                     (Recipient)

I have read the firms' Personal Security Trading Policy and believe this transaction complies with the Policy, and does not violate WEDGE's Policy of not using material nonpublic information on any security trades. WEDGE does not have any orders pending on the trading desk in this security. I do not believe this security is being considered for sale or purchase by WEDGE for its accounts.

TO BE FILLED OUT BY EMPLOYEE/PARTNER:   TO BE FILLED OUT BY THE APROVING PERSON:
-------------------------------------   ----------------------------------------
Ticker/Cusip: Market Cap                1. List initials of people consulted
                                        about this trade (if any)

Proposed Trade Date:                    2. Is there a pending trade on our desk
                                        in this stock? (Yes or No)

Will this be a GTC order? (Yes or No)   3. Is an analyst anticipating a trade in
                                        this stock? (Yes / No or N/A)

(GTC orders are limited to three        4. Is this stock held in client
trading days.)                          accounts? (Yes or No)
Is this an IPO? (Yes or No)

RESTRICTIONS: Time Period               Other:
________________________________________________________________________________

Permission Granted By:                  Denied By:
________________________________________________________________________________

________________________________________________________________________________

** TRADE AUDIT** ACTUAL TRADE DATE:     SHARES TRADED:      BY:
________________________________________________________________________________
         (from confirmation)


Personal Security Trading Policy                                              16